Exhibit 21.1

Subsidiaries of Marriott Vacations Worldwide Corporation

Subsidiary	Jurisdiction of Organization
Eagle Tree Construction, LLC	Florida
e-CRM Central, LLC	Delaware
Hard Carbon, LLC	Nevada
Heavenly Resort Properties, LLC	Nevada
K D Kapule LLC	Hawaii
Kauai Lagoons Holdings LLC	Delaware
Kauai Lagoons LLC	Delaware
Kauai Lagoons Vessels LLC	Delaware
Marriott Kauai Ownership Resorts, Inc.	Hawaii
Also does business under the name Marriott Vacation Club International
Marriott Overseas Owners Services Corporation	Delaware
Marriott Ownership Resorts, Inc.	Delaware

Also does business under the names Big Time Tickets; Crowne Plaza Oceanfront; Faldo Golf Club Institute by Marriott; Flagler’s; Grand Residences by Marriott; Grande Pines Golf Club; Horizons by Marriott Vacation Club; International Golf Club; Marriott Vacation Club Vacation International; Marriott Vacation Club International, Corp.; Marriott’s Mountainside Resort; Marriott’s Summit Watch Resort; Marriott’s Waiohai Beach Resort; Marriott Vacation Club – Riverside; Marriott Vacation Club – Orange; and The Pool Patio and Grill

Marriott Ownership Resorts Procurement, LLC	Hawaii
Marriott Resorts Hospitality Corporation	Delaware

Also does business under the names Horizons by Marriott Vacation Club; Marriott Vacation Club International; Marriott’s Grand Chateau; Marriott’s Legends Edge at Bay Point; Marriott’s Oceana Palms; Marriott’s Villas at Doral; MVCI One; Reflections; The Market Place; Tidewater’s Sweets and Sundries

Marriott Resorts Sales Company, Inc.	Delaware
Also does business under the name Marriott Vacation International
Marriott Resorts Title Company, Inc.	Delaware
Also does business under the names Marriott Resorts Title, Inc.
Marriott Resorts, Travel Company, Inc.	South Carolina
Also does business under the names Marriott Vacation Club International; MVC Exchange Company; and MVCI Two
Marriott Vacation Club Ownership LLC	Delaware
Marriott Vacation Club Ownership II LLC	Delaware
Marriott Vacation Properties of Florida, Inc.	Delaware
Marriott Vacations Worldwide Corporation	Delaware
Marriott’s Desert Springs Development Corporation	Delaware
MH Kapalua Venture, LLC	Delaware

MORI Golf (Kauai), LLC	Delaware
MORI Member (Kauai), LLC	Delaware
MORI Residences, Inc.	Delaware
MORI SPC 2005-1 Corp.	Delaware
MORI SPC 2005-2 Corp.	Delaware
MORI SPC 2006-1 Corp.	Delaware
MORI SPC 2006-2 Corp.	Delaware
MORI SPC 2007-1 Corp.	Delaware
MORI SPC Corp.	Delaware
MORI SPC II, Inc.	Delaware
MORI SPC III Corp.	Delaware
MORI SPC Series Corp.	Delaware
MORI SPC V Corp.	Delaware
MORI SPC VI Corp.	Delaware
MORI SPC VII Corp.	Delaware
MTSC, Inc.	Delaware
MVCO 2005-1 LLC	Delaware
MVCO 2005-2 LLC	Delaware
MVCO 2006-1 LLC	Delaware
MVCO 2006-2 LLC	Delaware
MVCO 2007-1 LLC	Delaware
MVCO Series LLC	Delaware
MVW of Nevada, Inc.	Delaware
MVW US Holdings, Inc.	Delaware
RBF, LLC	Florida
Also does business under the names RBF-Jupiter, LLC; and The Ritz-Carlton Golf Club & Spa, Jupiter
R.C. Chronicle Building, L.P.	Delaware
RCC (GP) Holdings LLC	Delaware
RCC (LP) Holdings L.P.	Delaware
RCDC 942, L.L.C.	Delaware
RCDC Chronicle LLC	Delaware
The Cobalt Travel Company, LLC	Delaware
The Lion & Crown Travel Co., LLC	Delaware
The Ritz-Carlton Development Company, Inc.	Delaware
The Ritz-Carlton Management Company, Inc.	Delaware
The Ritz-Carlton Title Company, Inc.	Delaware
The Ritz-Carlton Sales Company, Inc.	Nevada

Foreign Subsidiaries

AP (Macau) Pte. Limited	Macau
Aruba Finance Holdings B.V.	Netherlands
Club Resorts No. 1 Australia Ltd.	Australia
Costa Del Sol Development Company N.V.	Aruba
Also does business under the name Aruba Surf Club Development and Management Company
Fortyseven Park Street Limited	United Kingdom
Hat 64	Cayman Islands
Marriott Ownership Resorts (Bahamas), Inc.	Bahamas
Marriott Ownership Resorts (St. Thomas), Inc.	Virgin Islands – U.S.
Marriott Resorts Hospitality (Bahamas)	Bahamas
Marriott Resorts Hospitality of Aruba N.V.	Aruba
Marriott Vacation Club International of Aruba N.V.	Aruba
Marriott Vacation Club International of Japan, Inc.	Japan
Marriott Vacation Club Timesharing GmbH	Austria
MGRC Management Limited	United Kingdom
MVCI Finance C.V. (Aruba)	Aruba
MVCI Australia Pty Ltd.	Australia
MVCI France SAS	France
MVCI Holidays France SAS	France
MVCI Asia Pacific (Hong Kong) Pte. Limited	Hong Kong
MVCI Asia Pacific Finance Pte. Limited	Hong Kong
MVCI Ireland Limited	Ireland
MVCI Services Limited	Ireland
MVCI AP Macau Marketing Pte, Limited	Macau
MVCI Egypt B.V.	Netherlands
MVCI Holdings B.V.	Netherlands
MVCI Puerto Rico, Inc.	Puerto Rico
Also does business under the name Marriott Vacation Club International
MVCI St. Kitts Company Limited	Saint Kitts & Nieves
MVCI Asia Pacific Pte. Ltd.	Singapore
MVCI Holidays, S.L.	Spain
MVCI Management, S.L.	Spain
MVCI Playa Andaluza Holidays, S.L.	Spain
MVCI (Thailand) Limited	Thailand
MVCI Europe Limited	United Kingdom
MVW International Holding Company S.ar.1	Luxembourg
Promociones Marriott, S.A. de C.V.	Mexico
RC Abaco Holding Company Limited	Virgin Islands – BVI
RC Management Company Bahamas Limited	Bahamas
RC St. Thomas, LLC (Formerly Cabrita Partners)	Virgin Islands – U.S.
R.M. Mexicana S.A. de C.V.	Mexico
The Abaco Club RC, Ltd.	Bahamas
The Ritz-Carlton Club, St. Thomas, Inc.	Virgin Islands – U.S.